Form 45-103F4 Report of Exempt Distribution AMENDED

Issuer information

1.

ALMADEN MINERALS LTD.

1103 – 750 WEST PENDER STREET

VANCOUVER, B.C.  V6C2T8

2.

The Issuer is a reporting issuer in the jurisdiction of British Columbia, Alberta and Ontario.

Details of distribution

3.

The date of Distribution was August 11, 2005

4.

For each security distributed:

(a)    500,000 flow-through common shares at a price of $1.75 per share.

5.

See Schedule “A”.

6.

Complete the following table for each Canadian and foreign jurisdiction where purchasers of the securities reside. Provide a total dollar value of all securities distributed in all jurisdictions. Do not include in this table, securities issued as payment for commissions or finder’s fees disclosed under item 7, below.

Each jurisdiction where Purchasers reside	Price per security (Canadian $)	Total dollar value raised from purchasers in the jurisdiction (Canadian $)
British Columbia	$1.75	$560,000.00
Alberta	$1.75	$227,500.00
Ontario	$1.75	$87,500.00
Total dollar value of distribution all jurisdictions (Canadian $)		$875,000.00

Commissions and finder’s fees

7. Provide the following information for each person who is being compensated in connection with the distribution(s). When disclosing compensation paid or to be paid, include discounts, commissions or other fees or payments of a similar nature directly related to the distribution. Do not include payments for services incidental to the trade, such as clerical, printing, legal or accounting services.

Full name and address of person being compensated	Compensation paid (in Canadian $ and, if applicable, number and type of securities)	Exemption relied on and date of distribution (if applicable)	Price per share (Canadian $)
National Bank Financial in Trust for Charles I. Fraser #2800 – 450 1st St. SW Calgary, AB T2P 5H1	1,950 Shares $3,412.50	MI 45-103 (5.1)	$1.75
Odlum Brown Limited in Trust for Robert Kerr #1100 – 250 Howe St. Vancouver, B.C.V6C 3S9	3,480 Shares $6090.00 cash	MI 45-103 (5.1)	$1.75
Friedberg Mercantile Group Inc. #250 – 181 Bay St. Toronto, ON M5J 2T3	750 Shares $1,312.50	Ont. 45.501 (2.3)	$1.75

Certificate

On behalf of the issuer (or vendor), I certify that the statements made in this report and in each schedule to this report are true.

Date:

August  17        , 2005

ALMADEN MINERALS LTD.

Name of issuer or vendor (please print)

President

Position of person signing

“D. Poliquin”

Signature